As filed with the Securities and Exchange Commission on July 21, 2005

                                                   Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

             CAYMAN ISLANDS
    (State or other jurisdiction of                    98-0362785
     incorporation or organization)      (I.R.S. Employer Identification Number)

            P.O. BOX HM 2939
        CROWN HOUSE, THIRD FLOOR                  CT CORPORATION SYSTEM
          4 PAR-LA-VILLE ROAD                       111 EIGHTH AVENUE
        HAMILTON HM12 BERMUDA                       NEW YORK, NY 10011
  (Address, including zip code, and                   (212) 590-9200
 telephone number, including area code,    (Name, address, including zip code,
  of Registrant's principal executive     and telephone number, including area
                offices)                        code, of agent for service)


            SCOTTISH HOLDINGS, INC. 401(K) AND PROFIT SHARING PLAN
                            (Full title of the plan)
                                 -----------

                                 With Copies to:

           PAUL GOLDEAN, ESQ.                    STEPHEN G. ROONEY, ESQ.
       SCOTTISH RE GROUP LIMITED           LeBOEUF, LAMB, GREENE & MacRAE LLP
        CROWN HOUSE, THIRD FLOOR                  125 WEST 55TH STREET
          4 PAR-LA-VILLE ROAD                      NEW YORK, NY 10019
         HAMILTON HM 08 BERMUDA                      (212) 424-8000
             (441) 295-4451

                                   -----------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------- ----------------- ---------------- ----------------- ----------------
                                                                          Proposed          Proposed
                                                                           Maximum           Maximum          Amount of
Title of Each Class of Securities to be Registered      Amount to be    Offering Price      Aggregate       Registration
Title of Each Class of Securities to be Registered(1)  Registered(2)    Per Share((3))    Offering Price         Fee
----------------------------------------------------- ----------------- ---------------- ----------------- ----------------
Ordinary Shares, par value $0.01 per share                 70,000       $       25.50    $  1,785,000      $      210.10
----------------------------------------------------- ----------------- ---------------- ----------------- ----------------

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Scottish Holdings, Inc. 401(k) and Profit Sharing Plan.

2. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

3. Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on July 18, 2005, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The information required by Part I of Form S-8 is included in documents sent or given to participants in the Scottish Holdings, Inc. 401(k) and Profit Sharing Plan, pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Scottish Re Group Limited ("Scottish Re") are incorporated by reference in this Registration Statement:

          (a) Scottish Re's Annual Report on Form 10-K for the year ended December 31, 2004, filed March 18, 2005 (SEC File No. 1-16855);

          (b) Scottish Re's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2004, filed April 12, 2005 (SEC File No. 1-16855);

          (c) Scottish Re's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 10, 2005 (SEC File No. 1-16855);

          (d) Scottish Re's Current Report on Form 8-K, filed January 6, 2005 (SEC File No. 1-16855);

          (e) Scottish Re's Current Report on Form 8-K, filed January 18, 2005 (SEC File No. 1-16855);

          (f) Scottish Re's Current Report on Form 8-K, filed February 11, 2005 (SEC File No. 1-16855);

          (g) Scottish Re's Current Report on Form 8-K, filed February 11, 2005 (SEC File No. 1-16855);

          (h) Scottish Re's Current Report on Form 8-K, filed February 24, 2005 (SEC File No. 1-16855);

          (i) Scottish Re's Current Report on Form 8-K, filed March 9, 2005 (SEC File No. 1-16855);


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


          (j) Scottish Re's Current Report on Form 8-K/A, filed March 9, 2005 (SEC File No. 1-16855);

          (k) Scottish Re's Current Report on Form 8-K, filed June 2, 2005 (SEC File No. 1-16855);

          (l) Scottish Re's Registration Statement on Form 8-A/A, filed June 2, 2005 (SEC File No. 1-16855);

          (m) Scottish Re's Current Report on Form 8-K, filed July 1, 2005 (SEC File No. 1-16855), other than with respect to Item 7.01 and Exhibits 99.2 and 99.3;

          (n) Scottish Re's Current Report on Form 8-K, filed July 18, 2005 (SEC File No. 1-16855);

          (o) Scottish Re's Current Report on Form 8-K, filed July 21, 2005 (SEC File No. 1-16855); and

          (p) Scottish Holdings, Inc. 401(k) and Profit Sharing Plan Annual Report on Form 11-K for the year ended December 31, 2004.

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not Applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

     Item 6. Indemnification of Directors and Officers.

     Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, willful neglect or default. Our Articles of Association contain provisions providing for the indemnification by Scottish Re of an officer, director or employee of Scottish Re for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of Scottish Re. In addition, the Board of Directors may authorize Scottish Re to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Re would have the power to indemnify him against such liability under the provisions of the Articles of Association. Scottish Re maintains directors and officers liability insurance. Scottish Re has also entered into indemnity agreements with each of its executive officers and directors. The Articles of Association provide that directors of Scottish Re shall have no personal liability to Scottish Re or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except for (1) any breach of a director's duty of loyalty to Scottish Re or its shareholders;
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a payment of a dividend on shares of Scottish Re or a purchase or redemption of shares of Scottish Re in violation of law; or
(4) any transaction from which a director derived an improper personal benefit.

     Item 7. Exemption from Registration Claimed.

     Not Applicable.

     Item 8. Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
  Number   Description of Exhibit
---------  ---------------------------------------------------------------------
    4.1    Memorandum of Association of Scottish Re. (1)
    4.2    Articles of Association of Scottish Re. (1)
    5.1    IRS Determination Letter dated November 5, 2003
   23.1    Consent of Ernst & Young LLP
   24.1    Power of Attorney (included on signature page).

(1) Previously filed as an Exhibit to Scottish Re's Form 8-K filed with the SEC on June 2, 2005.

     An opinion of counsel is not being filed because the securities being registered are not original issuance securities.

     Item 9. Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Scottish Re Group Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 18th day of July, 2005.

                             SCOTTISH RE GROUP LIMITED

                             By:   /s/ Paul Goldean
                                   --------------------------------------------
                                   Paul Goldean
                                   Executive Vice President and General Counsel

                                POWER OF ATTORNEY

     The Registrant. The undersigned do hereby constitute and appoint Scott E. Willkomm and Paul Goldean, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of July, 2005.

                Signature                                  Title

          /s/ Scott E. Willkomm
------------------------------------------
            Scott E. Willkomm                CEO, President and Director
                                             (Principal Executive Officer and
                                             Authorized Representative in the
                                             United States)

         /s/ Elizabeth A. Murphy
------------------------------------------
           Elizabeth A. Murphy               Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

          /s/ Michael C. French
------------------------------------------
            Michael C. French                Chairman and Director

           /s/ Michael Austin
------------------------------------------
             Michael Austin                  Director

     /s/ G. William Caulfeild-Browne
------------------------------------------
       G. William Caulfeild-Browne           Director


------------------------------------------
            Robert M. Chmely                 Director

        /s/ Jean Claude Damerval
------------------------------------------
          Jean Claude Damerval               Director

         /s/ Lord Norman Lamont
------------------------------------------
           Lord Norman Lamont                Director

            /s/ Hazel O'Leary
------------------------------------------
              Hazel O'Leary                  Director
           /s/ William Spiegel
------------------------------------------
             William Spiegel                 Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, Scottish Holdings, Inc. as the Plan Administrator of the Scottish Holdings, Inc. 401(k) and Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte and State of North Carolina, on the 18th day of July, 2005.

                                                SCOTTISH HOLDINGS, INC.
                                                401(K) AND PROFIT SHARING PLAN


                                                By:   /s/ Elizabeth Murphy
                                                     -------------------------
                                                      Name: Elizabeth Murphy
                                                      Title: Trustee

      INDEX TO EXHIBITS

 Exhibit
  Number   Description of Exhibit
---------  ---------------------------------------------------------------------
    4.1    Memorandum of Association of Scottish Re. (1)
    4.2    Articles of Association of Scottish Re. (1)
    5.1    IRS Determination Letter Dated November 5, 2003.
   23.1    Consent of Ernst & Young LLP.
   24.1    Power of Attorney (included on signature page).

(1) Previously filed as an Exhibit to Scottish Re's Form 8-K filed with the SEC on June 2, 2005.



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